Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Assumed Names	State of Incorporation or Organization
ARC Development Corporation		Tennessee
ARC Dry Creek, Inc.		Tennessee
ARC Financial Services Corporation		Tennessee
ARC of Bellingham, L.P.		Tennessee
ARC of Georgia, LLC		Tennessee
ARC Worcester Center, L.P.	ARC Worcester Center Limited Partnership (MA)	Tennessee
ASC of Hammond, Inc.		Delaware
ASC of New Albany, LLC		Indiana
Ambulatory Resource Centres Investment Company, LLC		Delaware
Ambulatory Resource Centres of Florida, Inc.		Florida
Ambulatory Resource Centres of Massachusetts, Inc.		Tennessee
Ambulatory Resource Centres of Texas, Inc.		Tennessee
Ambulatory Resource Centres of Washington, Inc.		Tennessee
Ambulatory Resource Centres of Wilmington, Inc.		Tennessee
Ambulatory Surgery Center of Cool Springs, LLC		Tennessee
Ambulatory Surgery Center of Worcester, LLC		Delaware
Animas Surgical Hospital, LLC		Delaware
Bayside Endoscopy Center, LLC		Rhode Island
Birmingham Surgery Center, LLC		Delaware
Cape Coral Ambulatory Surgery Center, LLC		Florida
Cardinal Sleep Centers of St. Charles, LLC		Illinois
Central Austin Ambulatory Surgery Center, L.P.		Tennessee
Chesterfield Spine Center, LLC		Delaware
CMMP Surgical Center, L.L.C.		Missouri
CSS Services, LLC		South Carolina
Cypress Surgery Center, LLC		Delaware
DeLand Surgery Center, Ltd.	DeLand Surgery Center (FL)	Florida
Dry Creek Surgery Center, LLC		Colorado
DSC Anesthesia, LLC		Florida
East Houston Surgery Center, Ltd.		Texas
Fairview Maple Grove Surgery Center, LLC		Delaware
HMFW Surgery Center, L.P.		Texas
Houston PSC – I, Inc.		Texas
Jacksonville Beach Surgery Center, L.P.	Jacksonville Beach Surgery Center (FL)	Tennessee
Kent, LLC		Rhode Island
Lakeside Women’s Center of Oklahoma City, LLC		Oklahoma
Largo Endoscopy Center, L.P.	Tampa Bay Regional Surgery Center (FL)	Tennessee
Largo Surgery, LLC	West Bay Surgery Center (FL)	Florida
Lubbock SurgiCenter, Inc.		Texas
MediSphere Health Partners Management of Tennessee, Inc.		Tennessee

MediSphere Health Partners – Oklahoma City, Inc.		Tennessee
NeoSpine Surgery, LLC		Delaware
NeoSpine Surgery of Bristol, LLC		Delaware
NeoSpine Surgery of Nashville, LLC		Delaware
NeoSpine Surgery of Puyallup, LLC		Delaware
New Albany Outpatient Surgery, L.P.		Delaware
Northeast Baptist Surgery Center, LLC		Texas
North River Surgical Center, LLC		Delaware
Northstar Hospital, LLC		Delaware
NorthStar Surgical Center, L.P.		Texas
Novi Surgery Center, LLC		Delaware
NSC Edmond, Inc.		Oklahoma
One Nineteen ASC, LLC		Delaware
Orange City Surgical, LLC		Delaware
Orlando Surgery Center II, Ltd.	Orlando Surgery Center (FL)	Florida
Orthopaedic Surgery Center of Asheville, L.P.		Tennessee
PSC Development Company, LLC		Delaware
PSC Operating Company, LLC		Delaware
PSC of New York, L.L.C.		Delaware
Physicians Medical Center, L.L.C.		Louisiana
Physicians Surgery Center, LLC	Lee Island Coast Surgery Center (FL)	Delaware
Physicians Surgical Care, Inc.		Delaware
Pickaway Surgery Center, Ltd.		Ohio
Premier Ambulatory Surgery of Duncanville, Inc.		Delaware
Quahog Holding Company, LLC		Delaware
Recovery Care, L.P.		Illinois
SARC/Asheville, Inc.		Tennessee
SARC/Circleville, Inc.		Tennessee
SARC/Columbia, Inc.		Tennessee
SARC/DeLand, Inc.		Tennessee
SARC/Ft. Myers, Inc.		Tennessee
SARC/FW, Inc.		Tennessee
SARC/Georgia, Inc.		Tennessee
SARC/Jacksonville, Inc.		Tennessee
SARC/Kent, LLC		Tennessee
SARC/Knoxville, Inc.		Tennessee
SARC/Largo, Inc.		Tennessee
SARC/Largo Endoscopy, Inc.		Tennessee
SARC/Metairie, Inc.		Tennessee
SARC/Providence, Inc.		Tennessee
SARC/San Antonio, LLC		Tennessee
SARC/Savannah, Inc.		Tennessee
SARC/St. Charles, Inc.		Tennessee
SARC/Vincennes, Inc.		Tennessee
SARC/West Houston, LLC		Tennessee
SARC/Worcester, Inc.		Tennessee

Savannah Outpatient Anesthesia, LLC	Delaware
Savannah Outpatient Foot and Ankle Surgery, LLC	Delaware
SI/Dry Creek, Inc	Tennessee
SMBI Havertown, LLC	Tennessee
SMBI Northstar, LLC	Tennessee
SMBI OSE, LLC	Alabama
SMBI Portsmouth, LLC	Tennessee
SMBIMS 119, LLC	Tennessee
SMBIMS Birmingham, Inc.	Tennessee
SMBIMS Durango, LLC	Tennessee
SMBIMS Elk River, LLC	Tennessee
SMBIMS Florida I, LLC	Tennessee
SMBIMS Greenville, LLC	Tennessee
SMBIMS Kirkwood, LLC	Tennessee
SMBIMS Maple Grove, LLC	Tennessee
SMBIMS Novi, LLC	Tennessee
SMBIMS Orange City, LLC	Tennessee
SMBIMS Steubenville, Inc.	Tennessee
SMBIMS Tampa, LLC	Tennessee
SMBIMS Temple, LLC	Tennessee
SMBIMS Tuscaloosa, Inc.	Tennessee
SMBIMS Wichita, LLC	Tennessee
SMBISS Arcadia, LLC	Tennessee
SMBISS Beverly Hills, LLC	Tennessee
SMBISS Chesterfield, LLC	Tennessee
SMBISS Encino, LLC	Tennessee
SMBISS Irvine, LLC	Tennessee
SMBISS Roswell, LLC	Tennessee
SMBISS Sandy Springs, LLC	Tennessee
SMBISS Thousand Oaks, LLC	Tennessee
Specialty Surgical Center, LLC	California
Specialty Surgical Center of Arcadia, LLC	California
Specialty Surgical Center of Arcadia, L.P.	California
Specialty Surgical Center of Beverly Hills, L.P.	California
Specialty Surgical Center of Encino, LLC	California
Specialty Surgical Center of Encino, L.P.	California
Specialty Surgical Center of Irvine, LLC	California
Specialty Surgical Center of Irvine, L.P.	California
Specialty Surgical Center of Thousand Oaks, LLC	California
Specialty Surgical Center of Thousand Oaks, L.P.	California
South Shore Operating Company, L.L.C.	Delaware
Surgery Center of Duncanville, L.P.	Texas
Surgery Center of Edmond, LLC	Oklahoma
Surgery Center of Hammond, LLC	Delaware
Surgery Center Partners, LLC	Delaware
SurgiCare of Deland, Inc.	Florida

Symbion Ambulatory Resource Centres, Inc.	Tennessee
SymbionARC Management Services, Inc.	Tennessee
SymbionARC Support Services, LLC	Tennessee
Symbion Imaging, Inc.	Tennessee
The Center for Special Surgery, LLC	Delaware
The Hand Surgery Center of Louisiana, L.P.	Tennessee
The Surgery Center, LLC	Georgia
The Surgery Center of Ocala, LLC	Tennessee
The Surgery Center of Temple, LLC	Delaware
Texarkana Surgery Center GP, Inc.	Texas
Texarkana Surgery Center, L.P.	Delaware
UniPhy Healthcare of Eugene/Springfield I, Inc.	Tennessee
UniPhy Healthcare of Johnson City VI, LLC	Tennessee
UniPhy Healthcare of Louisville, Inc.	Tennessee
UniPhy Healthcare of Maine I, Inc.	Tennessee
UniPhy Healthcare of Memphis I, LLC	Tennessee
UniPhy Healthcare of Memphis II, Inc.	Tennessee
UniPhy Healthcare of Memphis III, LLC	Tennessee
UniPhy Healthcare of Memphis IV, LLC	Tennessee
VASC, Inc.	Illinois
Valley Ambulatory Surgery Center, L.P.	Illinois
Valley Medical Inn, L.P.	Illinois
Valley Sleep Centers, LLC	Illinois
Valley Surgical Center, Ltd.	Ohio
Village SurgiCenter, Inc.	Delaware
Village SurgiCenter, Limited Partnership	Delaware
Vincennes Surgery Center, L.P.	Delaware
Wilmington Surgery Center, L.P.	Tennessee